Exhibit 99.1

EVERTEC REPORTS SECOND QUARTER 2013 RESULTS

SAN JUAN, PUERTO RICO – August 7, 2013 — EVERTEC, Inc. (NYSE: EVTC) (“EVERTEC” or the “Company”) today announced results for the second quarter ended June 30, 2013.

Second Quarter 2013 Highlights

•	Total revenue increased 6% to $89.2 million

•	Adjusted EBITDA increased 6% to $43.4 million

•	Adjusted Net Income increased 39% to $28.9 million, or $0.35 per diluted share

•	Initiated regular quarterly dividend program

•	Made significant progress on three notable strategic growth initiatives

“Our solid second quarter results demonstrate the strength of our diversified business model and continued focused execution of our growth strategy,” said Peter Harrington, EVERTEC’s President and Chief Executive Officer. “Supported by our leading, end-to-end technology platform, we continue to strategically expand the breadth and depth of our customer partnerships and service offerings across our broad Latin American footprint.”

“Consistent with the growth strategy we laid out, this quarter we made significant progress on three notable initiatives: (i) we recently obtained a Third Party Processor (TPP1) license for Mexico, Panama and Costa Rica from MasterCard; (ii) we partnered with a large existing client to increase the scope of our services across their multi-country operations; and (iii) we completed preparations for the launch of dynamic currency conversion services in Costa Rica in 2014. The regular quarterly dividend program we announced today is a further reflection of both our momentum and long-term growth prospects as well as our commitment to maximizing total value for our shareholders.”

Second Quarter 2013 Results

Revenues. Total revenues for the quarter ended June 30, 2013 were $89.2 million, representing an increase of 6% as compared to $84.4 million in the prior year.

Merchant Acquiring net revenues for the quarter ended June 30, 2013 were $18.2 million, representing an increase of 7% as compared to $17.0 million in the prior year. Revenue growth in the quarter was driven primarily by an increase in transaction volumes.

Payment Processing revenues for the quarter ended June 30, 2013 were $24.3 million, representing an increase of 2% as compared to $23.8 million in the prior year. The revenue growth comparison in this quarter is impacted by a non-recurring increase in processing volumes during the quarter ended June 30, 2012 related to certain one-time items. Normalizing for these one-time items, revenues in this segment grew at 6% versus the prior year.

Business Solutions revenues for the quarter ended June 30, 2013 were $46.7 million, representing an increase of 7% as compared to $43.5 million in the prior year. Revenue growth was primarily driven by an increase in our sales and higher demand for our services.

Adjusted EBITDA. For the quarter ended June 30, 2013, Adjusted EBITDA was $43.4 million, representing an increase of 6% as compared to $40.9 million in the prior year. The increase in Adjusted EBITDA was primarily due to revenue growth. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenues) improved by 20 basis points to 48.7% from 48.5% in the prior year as a result of operating leverage.

Adjusted Net Income. For the quarter ended June 30, 2013, Adjusted Net Income was $28.9 million ($0.35 per diluted share), representing an increase of 39% as compared to $20.7 million ($0.27 per diluted share) in the prior year. The increase in Adjusted Net Income was primarily due to the same factors impacting Adjusted EBITDA and lower pro forma cash interest expense as a result of the debt refinancing completed in April 2013, partially offset by slightly higher operating depreciation and amortization and the timing of cash income tax payments.

Recent Developments

Quarterly Dividend Program. EVERTEC announced today under a separate release that its Board of Directors initiated a regular quarterly dividend program. The first quarterly dividend of $0.10 per share is payable on September 6, 2013 to stockholders of record at the closing of business on August 19, 2013. The Board anticipates declaring this dividend in future quarters on a regular basis; however future declarations of dividends are subject to Board of Director approval and may be adjusted as business needs or market conditions change. Please refer to the Company’s website at www.evertecinc.com under the Corporate Investor Relations section or directly at http://ir.evertecinc.com for a complete press release.

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss second quarter 2013 financial results today at 5:00 PM EDT. Hosting the call will be Peter Harrington, President and Chief Executive Officer and Juan José Román, Executive Vice President and Chief Financial Officer. The conference call can be accessed live over the phone by dialing (877) 852-6561, or for international callers (719) 325-4895. A replay will be available at 8:00 PM EDT and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the pin number is 9915858. The replay will be available until Wednesday, August 14, 2013. The call will be webcast live from the Company’s website at www.evertecinc.com under the Corporate Investor Relations section or directly at http://ir.evertecinc.com.

About EVERTEC

EVERTEC is the leading full-service transaction processing business in Latin America and the Caribbean. Based in Puerto Rico, EVERTEC provides a broad range of merchant acquiring, payment processing and business process management services across 19 countries in the region. EVERTEC processes over 1.8 billion transactions annually, and manages the electronic payment network for over 4,100 automated teller machines (“ATM”) and over 104,000 point-of-sale payment terminals. EVERTEC is the largest merchant acquirer in the Caribbean and Central America and the sixth largest in Latin America. EVERTEC owns and operates the ATH network, one of the leading ATM and personal identification number debit networks in Latin America. In addition, EVERTEC provides a comprehensive suite of services for core bank processing, cash processing and technology outsourcing. EVERTEC serves a broad and diversified customer base of leading financial institutions, merchants, corporations and government agencies with ‘mission critical’ technology solutions and believes its business is well positioned to continue to expand across the fast growing Latin American region. For more information, visit http://www.evertecinc.com.

About Non-GAAP Financial Measures

This earnings release presents EBITDA, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share information. These are supplemental measures of the Company’s performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to total revenues, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of cash flows or as measures of the Company’s liquidity. We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of the Company’s performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Company’s industry. In addition, the Company’s presentation of Adjusted EBITDA is consistent with the equivalent measurements that are contained in the Credit Agreement in testing EVERTEC Group’s compliance with covenants therein such as the senior secured leverage ratio. We use Adjusted Net Income to measure the Company’s overall profitability because it better reflects the Company’s cash flow generation by capturing the actual cash taxes paid rather than the Company’s tax expense as calculated under GAAP and excludes the impact of the non-cash amortization and depreciation that was created as a result of the Merger. For more information regarding EBITDA, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share, including a quantitative reconciliation of EBITDA, Adjusted EBITDA and Adjusted Net Income to the most directly comparable GAAP financial performance measure, which is net income, see Schedule 4: Reconciliation of GAAP to Non-GAAP Operating Results in this earnings release.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of EVERTEC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: the Company’s reliance on its relationship with Popular for a significant portion of our revenues; our ability to renew our client contracts on terms favorable to us; our dependence on our processing systems, technology infrastructure, security systems and fraudulent-payment-detection systems; our ability to develop, install and adopt new technology; a decreased client base due to consolidations in the banking and financial-services industry; the credit risk of our merchant clients, for which we may also be liable; the continuing market position of the ATH® network; the Company’s dependence on credit card associations; changes in the regulatory environment and changes in international, legal, political, administrative or economic conditions; the geographical concentration of the Company’s business in Puerto Rico; operating an international business in multiple regions with potential political and economic instability; our ability to execute our expansion and acquisition strategies; our ability to protect our intellectual property rights; our ability to recruit and retain qualified personnel; our ability to comply with federal, state, and local regulatory requirements; evolving industry standards; the Company’s high level of indebtedness and restrictions contained in the Company’s debt agreements; and the Company’s ability to generate sufficient cash to service the Company’s indebtedness and to generate future profits.

Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the reports the Company files with the SEC from time to time, in connection with considering any forward-looking statements that may be made by the Company and its businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Contacts

Investor Contact

Luis M. Cabrera

Senior Vice President

Head of Investor Relations

(787) 773-5302

IR@evertecinc.com

Media Contact

Wanda Betancourt, APR

Senior Vice President

Communications and Marketing

(787) 773-5302

NewsMedia@evertecinc.com

EVERTEC, Inc.

Schedule 1: Unaudited Consolidated Statements of Income and Comprehensive Income

	Quarters ended June 30,		Six months ended June 30,
(Dollar amounts in thousands, except per share data)	2013	2012	2013	2012
Revenues
Merchant acquiring, net	$18,165	$17,028	$35,624	$34,689
Payment processing	24,285	23,803	48,397	46,702
Business solutions	46,725	43,541	92,493	85,469

Total revenues	89,175	84,372	176,514	166,860

Operating costs and expenses

Cost of revenues, exclusive of depreciation and amortization shown below	42,257	39,831	82,759	77,572
Selling, general and administrative expenses	12,138	8,477	21,001	17,464
Depreciation and amortization	17,842	17,830	35,417	35,752

Total operating costs and expenses	72,237	66,138	139,177	130,788

Income from operations	16,938	18,234	37,337	36,072

Non-operating (expenses) income
Interest income	49	77	93	199
Interest expense	(9,747)	(13,254)	(25,011)	(24,430)
Earnings of equity method investment	348	509	625	575
Other expenses:
Loss on extinguishment of liability	(58,464)	—	(58,464)	—
Termination of consulting agreement	(16,718)	—	(16,718)	—
Other expenses	(2,353)	(8,397)	(2,286)	(10,657)

Total other expenses	(77,535)	(8,397)	(77,468)	(10,657)

Total non-operating expenses	(86,885)	(21,065)	(101,761)	(34,313)

(Loss) income before income taxes	(69,947)	(2,831)	(64,424)	1,759
Income tax (benefit) expense	(5,012)	(798)	(4,961)	258

Net (loss) income	(64,935)	(2,033)	(59,463)	1,501
Other comprehensive income, net of tax of $18, $7, $18 and $13
Foreign currency translation adjustments	(394)	1,230	1,960	2,336

Total comprehensive (loss) income	$(65,329)	$(803)	$(57,503)	$3,837

Net (loss) income per common share: (1)
Basic	$(0.82)	$(0.03)	$(0.78)	$0.02
Diluted	$(0.82)	$(0.03)	$(0.78)	$0.02

Shares used in computing net income per common share: (1)
Basic	78,928,780	72,672,852	75,849,551	72,659,463
Diluted	78,928,780	72,672,852	75,849,551	76,903,210

(1)	Share count was adjusted for the 2:1 stock split that occurred on April 1, 2013.

EVERTEC, Inc.

Schedule 2: Unaudited Consolidated Balance Sheets

(Dollar amounts in thousands, except per share data)	June 30, 2013	December 31, 2012
Assets
Current Assets:
Cash	$19,587	$25,634
Restricted cash	4,983	4,939
Accounts receivable, net	77,662	78,621
Deferred tax asset	—	1,434
Prepaid expenses and other assets	24,623	19,345

Total current assets	126,855	129,973
Investment in equity investee	10,751	11,080
Property and equipment, net	33,031	36,737
Goodwill	373,298	372,307
Other intangible assets, net	384,375	403,170
Other long-term assets	18,971	24,478

Total assets	$947,281	$977,745

Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	$30,257	$34,609
Accounts payable	25,589	24,482
Unearned income	2,902	1,166
Income tax payable	1,092	2,959
Current portion of long-term debt	19,000	6,052
Short-term borrowings	8,663	26,995
Deferred tax liability, net	1,204	632

Total current liabilities	88,707	96,895
Long-term debt	674,738	730,709
Long-term deferred tax liability, net	16,526	24,614
Other long-term liabilities	633	3,072

Total liabilities	780,604	855,290

Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 81,876,332 and 72,846,144 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	819	728
Additional paid-in capital	153,789	52,155
Accumulated earnings	10,951	70,414
Accumulated other comprehensive income (loss)	1,118	(842)

Total stockholders’ equity	166,677	122,455

Total liabilities and stockholders’ equity	$947,281	$977,745

EVERTEC, Inc.

Schedule 3: Unaudited Consolidated Statements of Cash Flows

	Six months ended June 30,
	2013	2012
Cash flows from operating activities
Net (loss) income	$(59,463)	$1,501
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	35,417	35,752
Amortization of debt issue costs and premium and accretion of discount	2,369	2,427
Write-off of debt issue costs, premium and discount accounted as loss on extinguishment	16,555	—
Provision for doubtful accounts and sundry losses	826	1,173
Deferred tax benefit	(6,251)	(5,212)
Share-based compensation	5,483	557
Unrealized (gain) loss of indemnification assets	(19)	216
Amortization of a contract liability	—	(703)
Loss on disposition of property and equipment	32	47
Earnings from equity method investment	(625)	(575)
Dividend received from equity method investment	500	728
Premium on issuance of long-term debt	—	2,000
(Increase) decrease in assets:
Accounts receivable, net	492	4,247
Prepaid expenses and other assets	(5,417)	993
Other long-term assets	(323)	—
Increase (decrease) in liabilities:	—	—
Accounts payable and accrued liabilities	(3,347)	260
Income tax payable	(1,867)	(1,292)
Unearned income	1,736	(124)

Total adjustments	45,561	40,494

Net cash (used in) provided by operating activities	(13,902)	41,995

Cash flows from investing activities
Net increase in restricted cash	(44)	(233)
Intangible assets acquired	(7,927)	(3,712)
Property and equipment acquired	(4,384)	(5,166)
Proceeds from sales of property and equipment	11	43

Net cash used in investing activities	(12,344)	(9,068)

Cash flows from financing activities
Proceeds from initial public offering, net of offering costs of $12,567	112,369	—
Proceeds from issuance of debt	700,000	208,725
Statutory minimum withholding taxes paid on cashless exercises of stock options	(16,688)	—
Debt issuance costs	(12,077)	(2,174)
Repayment of short-term borrowings	(18,332)	—
Dividends paid	—	(269,772)
Tax windfall benefits on exercises of stock options	470	—
Issuance of common stock	91	250
Repayment of other financing agreement	(112)	—
Repayment of long-term debt	(745,522)	—

Net cash provided by (used in) financing activities	20,199	(62,971)

Net decrease in cash	(6,047)	(30,044)
Cash at beginning of the period	25,634	56,200

Cash at end of the period	$19,587	$26,156

EVERTEC, Inc.

Schedule 4: Reconciliation of GAAP to Non-GAAP Operating Results

	Quarters ended June 30,		Six months ended June 30,
(Dollar amounts in thousands)	2013	2012	2013	2012
Net (loss) income	$(64,935)	$(2,033)	$(59,463)	$1,501
Income tax (benefit) expense	(5,012)	(798)	(4,961)	258
Interest expense, net	9,698	13,177	24,918	24,231
Depreciation and amortization	17,842	17,830	35,417	35,752

EBITDA	(42,407)	28,176	(4,089)	61,742

Software maintenance reimbursement and other costs(1)	489	667	1,091	1,307
Equity income (2)	153	219	(124)	153
Compensation and benefits (3)	6,218	593	6,549	3,100
Pro forma cost reduction adjustments(4)	75	—	150	—
Transaction and other non-recurring fees (5)	59,645	10,477	61,515	11,734
Management fees (6)	19,261	746	20,109	1,491
Purchase accounting (7)	(3)	41	(19)	(102)

Adjusted EBITDA	43,431	40,919	85,182	79,425

Pro forma EBITDA adjustments (8)	(75)	—	(150)	—
Operating depreciation and amortization (9)	(8,079)	(7,636)	(15,894)	(15,370)
Cash interest expense, net (10)	(5,434)	(11,920)	(11,110)	(21,804)
Cash income taxes (11)	(969)	(622)	(1,666)	(1,428)

Adjusted Net Income	$28,874	$20,741	$56,362	$40,823

Adjusted Net income per common share: (12)
Basic	$0.37	$0.29	$0.74	$0.56
Diluted	$0.35	$0.27	$0.70	$0.53

Shares used in computing Adjusted Net Income per common share: (12)
Basic	78,928,780	72,672,852	75,849,551	72,659,463
Diluted	82,747,507	76,623,841	80,076,665	76,903,210

1)	Primarily represents reimbursements received for certain software maintenance expenses as part of the Merger.
2)	Represents the elimination of non-cash equity earnings from our 19.99% equity investment in CONTADO, net of cash dividends received.
3)	Primarily represents non-cash equity based compensation expense.
4)	Represents the pro forma effect of the expected net savings primarily in compensation and benefits from the reduction of certain employees, temporary employees and professional services. This pro forma amount was calculated using the net amount of actual expenses for temporary employees and professional services for the twelve month period prior to their replacement, separation and/or elimination net of the incremental cost of the new full-time employees that were hired.
5)	Represents fees and expenses associated with non-recurring corporate transactions.
6)	Represents consulting fees paid to Apollo and Popular. In connection with our initial public offering during the second quarter of 2013, our consulting agreements with Apollo and Popular were terminated.
7)	Represents the elimination of the effects of purchase accounting in connection with certain customer service and software related arrangements where EVERTEC receives reimbursements from Popular.
8)	Represents the elimination of the pro forma benefits described in note 4 above.
9)	Represents operating depreciation and amortization expense which excludes amounts generated as a result of the Merger.
10)	For the quarter and the six months ended June 30, 2013 represents pro forma cash interest expense assuming EVERTEC’s April 2013 refinancing occurred on January 1, 2013.
11)	Represents cash taxes paid for each period presented.
12)	Share count was adjusted for the 2:1 stock split that occurred on April 1, 2013.

Schedule 5: Unaudited Income from Operations by Segment

	Quarters ended June 30,		Six months ended June 30,
(Dollar amounts in thousands)	2013	2012	2013	2012
Segment income from operations
Merchant acquiring, net	$8,161	$7,970	$17,395	$16,511
Payment processing	11,719	12,756	25,270	25,065
Business solutions	8,784	8,870	19,318	17,950

Total segment income from operations	28,664	29,596	61,983	59,526
Merger related depreciation and amortization and other unallocated expenses (1)	(11,726)	(11,362)	(24,646)	(23,454)

Income from operations	$16,938	$18,234	$37,337	$36,072

1)	Primarily represents non-operating depreciation and amortization expenses generated as a result of the Merger and certain non-recurring fees and expenses.